Ford Credit May 1994-A Grantor Trust
                      6.35% Asset Backed Certificates

                          Monthly Servicing Report

Collection Period:  June 1994
Distribution Date:  July 15, 1994
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
                                                                                Number of
                                                              Dollar Amount     Contracts
                                                           -------------------  ---------
Principal Deposits in Collection Account
 Available Principal Amount                                $     34,958,674.74
 Realized Losses                                                     66,495.53
                                                           -------------------
 Monthly Principal Distributable Amount                          35,025,170.27

Interest Deposits in Collection Account
 Available Interest Amount                                 $      9,782,545.83

Servicing Fee
 Class A Servicing Fee                                     $        791,789.54
 Class B Servicing Fee                                               87,976.62
                                                           -------------------
 Total Servicing Fee                                       $        879,766.16
 Reimbursable Advances                                               24,626.16
 Available Interest Amount Available
  for Certificateholders                                          8,878,153.51

Schedule of Distributions to Certificateholders
Class A
 Class A Interest Distributable Amount                     $      5,195,459.11
  Plus:  Class A Interest Carryover Shortfall                             0.00
  Less:  Class A Available Interest Amount                        8,256,682.76
                                                           -------------------
 Class A Interest Draw Amount                              $              0.00
  Less:  Available Subordination Amount                          14,170,163.78
                                                           -------------------
 Class A Interest Shortfall Amount                         $              0.00
 Remaining Class A Available Interest Amount                      3,061,223.65

 Interest Distribution to Class A                          $      5,195,459.11

 Class A Principal Distributable Amount                    $     32,573,408.35
  Plus:  Class A Principal Carryover Shortfall                            0.00
  Less:  Class A Available Principal Amount                      32,511,567.51
                                                           -------------------
 Class A Principal Draw Amount                             $         61,840.84
  Less:  Available Subordination Amount                          14,170,163.78
                                                           -------------------
 Class A Principal Shortfall Amount                        $              0.00

 Principal Distribution to Class A                         $     32,573,408.35

Class B
 Class B Interest Distributable Amount                     $      3,682,694.40
  Plus:  Class B Interest Carryover Shortfall                             0.00
  Less:  Class B Available Interest Amount                        3,682,694.40
  Plus:  Class B Interest Draws                                           0.00
                                                           -------------------
 Class B Interest Shortfall Amount                         $              0.00

 Interest Distributions to Class B                         $      3,682,694.40

 Class B Principal Distributable Amount                    $      2,451,761.92
  Plus:  Class B Principal Carryover Shortfall                          716.41
  Less:  Class B Available Principal Amount                       2,447,107.23
  Plus:  Class B Principal Draws                                     61,840.84
                                                           -------------------
 Class B Principal Shortfall Amount                        $         67,211.94

 Principal Distributions to Class B                        $      2,385,266.39

Principal Balances
 Class A Beginning Principal Balance                       $    981,819,045.03
 Less:  Reductions to Class A Principal
  Balance                                                        32,573,408.35
                                                           -------------------
 Class A Ending Principal Balance                          $    949,245,636.68

 Class B Beginning Principal Balance                       $     73,900,358.23
 Less:  Reductions to Class B Principal
  Balance                                                         2,451,761.92
                                                           -------------------
 Class B Ending Principal Balance                          $     71,448,596.31

 Beginning Pool Principal Balance                          $  1,055,719,403.26    88,111
 Less:  Reductions in Pool Principal Balance                     35,025,170.27
                                                           -------------------
 Ending Pool Principal Balance                             $  1,020,694,232.99    86,638

Calculation of Pool Factor
 Class A Pool Factor (Ending Class A
  Principal Balance divided by Initial
  Class A Principal Balance to 7 decimal
  places)                                                            0.9344006

Calculation of Subordinated Spread Account
 Beginning Subordinated Spread Account Balance             $      8,040,362.15
 Plus:  Net Change in Spread Account                              2,883,156.85
                                                           -------------------
 Ending Subordinated Spread Account Balance                $     10,923,519.00

Advances
 Advances at Beginning of the Month                        $      5,283,736.30
 Plus:  Net Change in Advances                                      643,438.15
                                                           -------------------
 Advances at End of the Month                              $      5,927,174.45    17,327

Payaheads
 Payaheads at Beginning of the Month                       $      4,587,651.25
 Plus:  Net Change in Payaheads                                     586,128.82
                                                           -------------------
 Payaheads at End of the Month                             $      5,173,780.07    16,324
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